Exhibit 99.1
NYSE MKT Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

Uranium Energy Corp Issues Mid-Year Shareholder Report

Corpus Christi, TX - July 25, 2012 - Uranium Energy Corp (NYSE MKT: UEC; "UEC" or the 'Company') today issued a Mid-Year Shareholder Report. The report from CEO Amir Adnani follows in its complete form:

Dear Shareholder,

I am pleased to provide you with this mid-year report on the status of Uranium Energy Corp and its key projects.

First and foremost, I would like to thank you as a UEC shareholder for your continued support and confidence in the Company and its management. UEC remains focused on expanding uranium production in South Texas, increasing in-ground resources and furthering our substantial pipeline of projects, while increasing cash flow from operations.

The first half of the year demonstrated that the global nuclear industry is reviving rapidly with positive developments in the U.S., China and other countries. The recent restart of two reactors in Japan is a sign that the Japanese remain committed to nuclear power. Increasing world-wide nuclear capacity is anticipated to gradually create lasting and historic increases in the demand for uranium. As one of the few uranium producers in the world, UEC is well-financed and well-positioned for this recovery.

ACHIEVEMENTS AND HIGHLIGHTS FROM THE FIRST HALF OF 2012

Production Results at the Palangana ISR Mine: Two new production areas ("PA") were defined bringing the total number of PAs to five at the Palangana Mine, with PA 1 and 2 being online with uranium recovery. PA-1 has received a number of recompletions of existing wells, resulting in improved recent recovery rates, and at PA-2 operations were initiated in late March as planned. Cumulative production since the start of production in November 2010 through April 30 this year has been 273,000 pounds of U3O8 at an average cash cost of $18 per pound. May and June production numbers were higher than the preceding months, and a low-cost production profile is being maintained.

Palangana ISR Mine Production and Development Advances: A Production Area Authorization application was submitted to the Texas Commission on Environmental Quality ("TCEQ") for Production Area-3 (PA-3) in March. Wellfield development of injection and production wells is coinciding with the progress made on the TCEQ application.  Thus far, drilling of the planned wells is nearly complete with the area targeted for initial production during the second half of this year. Initial core leach studies indicate encouraging recovery yields at PA-3.

The Company is also pleased to be adding Production Areas 4 and 5 to the Palangana Mine production pipeline with permitting and development work initiated this year.  The mine permit amendment application is scheduled for submission for these zones during the calendar year fourth quarter.

Goliad ISR Project Advanced Development Update: The Company has received all of the required permits to begin construction at the Goliad ISR Project. To initiate uranium recovery operations at the site, the Company is awaiting the regional EPA's concurrence on the aquifer exemption already granted by the State of Texas. The regional EPA has issued more than 30 aquifer exemptions for in-situ uranium mining in Texas.

Salvo ISR Project Advanced Exploration Update: At the Company's Salvo ISR Project, two drill rigs were active throughout the first half of the year, to expand on the qualified inferred resource of 2.8 million pounds U3O8.  Core samples are currently being tested for leach amenability at the Company's Hobson facility, with additional tests being run at Energy Labs in Casper, Wyoming.  Results are anticipated soon.

Future Production Area-1 exploration and delineation drilling is nearing completion at the Salvo ISR Project, and a significant under-explored area showing strong mineralization remains open-ended. Additional exploration and delineation drilling is planned in order to complete resource assessments in this area. Our plan is to make the Salvo Project the third producing area in South Texas, after Palangana and Goliad. The Hobson plant will be the centralized processing facility for all production in South Texas.

Additional Projects Acquired in South Texas: In March, UEC acquired the rights to explore for uranium on the Burke Hollow Project, a 17,510-acre property located in eastern Bee County, Texas. The Company is active here with an aggressive exploration program including six drill rigs and a major drilling campaign to extend and delineate mineralized zones discovered in 1993 by Total Minerals.

In May, the Company acquired the rights to explore for uranium on the Channen Project, a 10,704-acre property located in southern Goliad County, Texas.  Like Burke Hollow, this project is situated on the Goliad uranium trend, and is also located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility. An exploration drill campaign is starting here with two drill rigs.

Completion of Equity Financing: The Company closed an over-allotted public offering of its shares for gross proceeds of $22.5 million at a price of $3.60 per share in April. These funds are enabling the Company to expand and expedite its Texas growth strategy in terms of new projects, resources and prospective production.

Analyst and Media Coverage: Seven recognized uranium analysts in the U.S. and Canada cover and report on the Company's developments. In June, Gabelli & Company, Inc. and Dahlman Rose & Co. initiated coverage.

We were fortunate during the first half of 2012 to receive continued international recognition through my interviews with major news services including CNBC, Fox Business News and Reuters, each of which were distributed globally. In addition, I had the opportunity to speak alongside distinguished business leaders at the Milken Institute Global Conference in Los Angeles in May.

Substantial Resources Confirmed in Arizona: UEC established itself as the uranium leader in Arizona with qualified independent resource studies completed for the Anderson and Workman Creek Projects. In May, the Company released the results from a study which established a National Instrument 43-101 ("NI 43-101") resource at the Anderson Project in Yavapai County of 17 million pounds U3O8 Indicated Resource at grades averaging 0.04%, and an Inferred Resource of 12 million pounds at grades averaging 0.04%. A scoping study along with baseline permitting is currently underway.

In March, the Company released the results from a NI 43-101 technical report for the Workman Creek Project in Gila County which confirmed an Inferred Resource of 5.5 million pounds U3O8 at grades averaging 0.086%.

Paraguay, Resources Expanding: During the first half of the year, the Company acquired the Yuty ISR Project in Paraguay with a qualified resource of 11.1 million pounds U3O8. The Yuty Project is on trend and directly south of the Company's Coronel Oviedo Project. Concurrently, we completed a 10,000-meter drilling program at Coronel Oviedo, where the geology is similar to South Texas, with an initial independent resource estimate in progress.

ADDITIONAL MILESTONES FOR THE REMAINDER OF 2012 AND BEYOND

We are focused on expanding our South Texas hub-and-spoke production strategy leading to an increase in production and cash flow. Keep an eye out for the following developments with the Company as the year progresses:

  Initiation of production at Palangana's Production Area-3,

  Mine permit amendment applications to be submitted for Production Areas 4 and 5,

  Receipt of concurrence from the regional EPA on the Goliad Project's aquifer exemption, clearing the way to initiate production from UEC's second ISR mine,

  The start of permitting for bringing the Salvo ISR project toward operations,

  Significant drilling results from both the Burke Hollow and Channen Projects in South Texas. The geological teams on site are targeting to complete 400 - 500 drill holes this year, with more than 80 holes already completed at Burke Hollow,

  Utilizing our proprietary South Texas database of historic exploration activity to identify and acquire new uranium rights to be added to our exploration pipeline,

  Initial resource estimate for the Coronel Oviedo Project in Paraguay, with coordinated advances at the new Yuty ISR Project there.

THE MARKET FOR URANIUM

In the first of half of 2012, the spot price of uranium remained stable and is trading in the range of $50 to $52 per pound. The long-term price is over $60 per pound. This price range works well for UEC, with an average cash cost of production that is significantly lower.

The basic supply-demand statistics clearly portray a bullish case for the sector. Globally, 433 nuclear reactors are in operation using approximately 180 million pounds of uranium annually with supply from mines at approximately 140 million pounds. An additional 63 nuclear reactors are under construction with another 156 reactors at the planning stage and 343 reactors under proposal.

In the U.S., 104 nuclear reactors are in operation using 55 million pounds of uranium each year, with four reactors licensed for construction in Georgia and South Carolina. However, the U.S. only produced four million pounds of uranium in 2011. For more than 20 years the large gap between supply and demand has been primarily met from the Megatons to Megawatts program, which is the agreement to downblend Russian military-grade uranium stockpiles into commercial use. The Megatons to Megawatts Program, which supplies an equivalent of 45% of U.S. uranium demand is set to end in 2013. The end of this agreement underscores the acute need for uranium supply increases to replace the depleting Russian military inventories.

Several studies from major institutions, including Macquarie and JP Morgan, indicate that the price of uranium would need to rise to $80 per pound before major new sources of conventional uranium supplies will be justified for development by uranium producers. With the current consumption of uranium significantly higher than mine production every year, and new nuclear plants coming on-line, in addition to the other factors discussed above, we anticipate uranium prices will rise in the future.

The remainder of 2012 presents excellent opportunities for UEC. Management believes, as we follow through and reach the key milestones detailed in this report, that our position in this globally expanding industry will provide return on investment for our shareholders. We welcome your further participation. Thank you, once again, for your support and continued confidence.

Please stay in touch with us by visiting www.uraniumenergy.com, email info@uraniumenergy.com, or give us a call anytime at 1-866-748-1030.

Sincerely yours,

Amir Adnani
President and CEO
Uranium Energy Corp.

About Uranium Energy Corp.

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.